EXHIBIT 10

AMENDMENT NO. 2 TO
THE CREDIT AGREEMENT
Dated as of July 27, 2015
AMENDMENT NO. 2 TO THE CREDIT AGREEMENT among COLGATE-PALMOLIVE COMPANY, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS
(1)    The Borrower, the Lenders and the Administrative Agent have entered into a Five Year Credit Agreement dated as of November 4, 2011, as extended from time to time and as amended by Amendment No. 1 dated as of October 17, 2014 (as extended and amended to date, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.
(2)    The Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.
SECTION 1. Amendments to the Credit Agreement. The Borrower, the Administrative Agent and the Lenders parties hereto agree that the Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended on the Closing Date in its entirety to read as set forth in Appendix I hereto.
SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.
SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a)    the representations and warranties made by the Borrower contained in Section 4.01 of the Credit Agreement as amended hereby (other than the last sentence of Section 4.01(e) and other than Section 4.01(f)(i)), are true and correct in all material respects on and as of the date hereof (the “Amendment Date”), before and after giving effect to the Amendment Date; and
(b)    no event has occurred and is continuing, or would result from the Amendment Date, that constitutes a Default.
SECTION 4. Reference to and Effect on the Credit Agreement and the Notes.
(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and restated by this Amendment.

(b)    The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
(d)    For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.
SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic communication (.pdf file) shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
COLGATE-PALMOLIVE COMPANY

By /s/ Elaine Paik
Name: Elaine Paik
Title: Vice President and Corporate Treasurer

CITIBANK, N.A., Individually and
as Administrative Agent

By /s/ Carolyn A. Kee
Name: Carolyn A. Kee
Title: Vice President

Consent to the forgoing Amendment:

BNP PARIBAS

By /s/ Pamela J. Fitton
Name: Pamela J. Fitton
Title: Managing Director

By /s/ Raquel Latuff
Name: Raquel Latuff
Title: Managing Director

Consent to the forgoing Amendment:

HSBC Bank USA, National Association

By /s/ Jason Fuqua
Name: Jason Fuqua
Title: Vice President

Consent to the forgoing Amendment:

JPMORGAN CHASE BANK, N.A.

By /s/ Tony Yung
Name: Tony Yung
Title: Executive Director

Consent to the forgoing Amendment:

Wells Fargo Bank, National Association

By /s/ Eric Frandson
Name: Eric Frandson
Title: Managing Director

Consent to the forgoing Amendment:

BARCLAYS BANK PLC

By /s/ Ronnie Glenn
Name: Ronnie Glenn
Title: President

Consent to the forgoing Amendment:

GOLDMAN SACHS BANK USA

By /s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

Consent to the forgoing Amendment:

MORGAN STANLEY BANK, N.A.,

By /s/ John Durland
Name: John Durland
Title: Authorized Signatory

Consent to the forgoing Amendment:

U.S. BANK NATIONAL ASSOCIATION

By /s/ Mark E. Irey
Name: Mark E. Irey
Title: Vice President

Consent to the forgoing Amendment:

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By /s/ Robert Grillo
Name: Robert Grillo
Title: Director

Consent to the forgoing Amendment:

Bank Bilbao Vizcaya Argentaria, S.A.
New York Branch

By /s/ Verónica Incera
Name: Verónica Incera
Title: Managing Director

By /s/ Mauricio Benitez
Name: Mauricio Benitez
Title:Director

Consent to the forgoing Amendment:

The Royal Bank of Scotland plc

By /s/ William McGinty
Name:William McGinty
Title: Director

Consent to the forgoing Amendment:

SANTANDER BANK, N.A.

By /s/ William Maag
Name: William Maag
Title: Managing Director

Consent to the forgoing Amendment:

Bank of America, N.A.

By /s/ James Cuber
Name: James Cuber
Title: Associate

Consent to the forgoing Amendment:

THE BANK OF NEW YORK MELLON

By /s/ Thomas J. Tarasovich, Jr.
Name: Thomas J. Tarasovich, Jr.
Title: Vice President

Consent to the forgoing Amendment:

THE NORTHERN TRUST COMPANY

By /s/ Sophia E. Love
Name: Sophia E. Love
Title: Senior Vice President

APPENDIX I TO AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

FIVE YEAR CREDIT AGREEMENT
Dated as of November 4, 2011
Amended and Restated as of July 27, 2015
Among
COLGATE-PALMOLIVE COMPANY
as Borrower
THE BANKS NAMED HEREIN
as Banks
HSBC BANK USA, NATIONAL ASSOCIATION
and
JPMORGAN CHASE BANK, N.A.
as Co-Syndication Agents
CITIBANK, N.A.
as Administrative Agent
and
CITIGROUP GLOBAL MARKETS INC.
as Arranger

TABLE OF CONTENTS

Section	Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01. Certain Defined Terms	5
SECTION 1.02. Computation of Time Periods	16
SECTION 1.03. Accounting Terms	17
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01. The Advances	17
SECTION 2.02. Making the Advances	17
SECTION 2.03. Commitment Fees	10
SECTION 2.04. Reduction of the Commitments	20
SECTION 2.05. Repayment of Advances	20
SECTION 2.06. Interest on Advances	20
SECTION 2.07. Additional Interest on Eurodollar Rate Advances	21
SECTION 2.08. Interest Rate Determination	21
SECTION 2.09. Prepayments of Advances	21
SECTION 2.10. Increased Costs, Etc	22
SECTION 2.11. Payments and Computations	22
SECTION 2.12. Taxes	24
SECTION 2.13. Sharing of Payments, Etc	27
SECTION 2.14. Increase in the Aggregate Commitments	27
SECTION 2.15. Extension of Termination Date	29
SECTION 2.16. Evidence of Debt	31
SECTION 2.17. Defaulting Lenders	32
SECTION 2.18. Replacement of Lenders	33
SECTION 2.19. License Agreement and CDS Data	33
ARTICLE III
CONDITIONS OF LENDING
SECTION 3.01. Precedent to Effectiveness of Section 2.01	35
SECTION 3.02. Conditions Precedent to Each Borrowing, Commitment Increase and Extension Date and Extension Date	35
SECTION 3.03. Determinations Under Section 3.01	36
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Representations and Warranties of the Borrower	36

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Schedule I - List of Applicable Lending Offices
Schedule 4.01(f) - Disclosed Litigation
Exhibit A - Form of Note
Exhibit B - Notice of Borrowing
Exhibit C - Assignment and Assumption
Exhibit D - Form of Guaranty
Exhibit E - Form of Assumption Agreement

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FIVE YEAR CREDIT AGREEMENT
Dated as of November 4, 2011
Amended and Restated as of July 27, 2015
COLGATE-PALMOLIVE COMPANY, a Delaware corporation (the “Borrower”), the banks and other financial institutions (the “Banks”) listed on the signature pages hereof, Citigroup Global Markets Inc., as arranger, HSBC Bank USA, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents, and Citibank, N.A. (“Citibank”), as administrative agent (the “Administrative Agent”) for the Lenders (as hereinafter defined), agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Administrative Agent’s Account” means the account of the Administrative Agent, maintained by the Administrative Agent at Citibank, N.A. with its office at 1615 Brett Road, Building #3, New Castle, Delaware 19720, account no. 36852248, Attention: Bank Loan Syndications.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent and completed by Lenders specifying their Domestic Lending Office and Eurodollar Lending Office, among other information.
“Advance” means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a “Type” of Advance.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.
“Anniversary Date” means November 4, 2012 and November 4 in each succeeding calendar year occurring during the term of this Agreement.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

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“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee, and accepted by the Borrower and the Administrative Agent, in substantially the form of Exhibit C hereto.
“Assuming Lender” has the meaning specified in Section 2.14(d).
“Assumption Agreement” has the meaning specified in Section 2.14(d)(ii).
“Bank” means any one of the Banks.
“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:
(a)    the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate;
(b)    ½ of one percent per annum above the Federal Funds Rate; and
(c)    the ICE Benchmark Settlement Rate applicable to Dollars for a period of one month (“One Month LIBOR”) plus 1.00% (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the rate appearing on Reuters LIBOR01 Page (or any successor or substitute page of Reuters, or any successor to or substitute for Reuters, providing rate quotations comparable to those currently provided on such page of Reuters, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars by reference to the ICE Benchmark Settlement Rates for deposits in Dollars) at approximately 11:00 A.M. London time on such day).
“Base Rate Advance” means an Advance which bears interest as provided in Section 2.06(a).
“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Borrowing Subsidiary” has the meaning specified in Section 8.06(b).
“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.
“Change of Control” has the meaning specified in Section 8.08(b).

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“Closing Date” has the meaning specified in Section 3.01.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Commitment” has the meaning specified in Section 2.01.
“Commitment Date” has the meaning specified in Section 2.14(b).
“Commitment Increase” has the meaning specified in Section 2.14(a).
“Consenting Lender” has the meaning specified in Section 2.15(b).
“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of the Company and its consolidated subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles.
“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would, in accordance with generally accepted accounting principles, be included with those of the Borrower in its consolidated financial statements as of such date.
“Credit Default Swap Spread” means, at any time, for any Eurodollar Rate Advance, the 30 day moving average credit default swap mid-rate spread of the Borrower interpolated from the applicable Reset Date (as defined below) to the latest Termination Date (or, if the period from such date of determination (as set forth in the next sentence) to the latest Termination Date is less than one year, then the one-year credit default swap mid-rate spread of the Borrower most recently set for such Advance). The Credit Default Swap Spread will be (a) obtained by the Administrative Agent from Markit and (b) set for each Eurodollar Rate Advance two Business Days prior to the first day of each Interest Period (each, a “Reset Date”). If for any reason the Credit Default Swap Spread is not available from Markit or a successor thereof, the Credit Default Swap Spread shall be determined by the Administrative Agent by reference to the 30 day moving average credit default swap mid-rate spread of the Borrower most recently published by Bloomberg or another similar financial services company selected by the Administrative Agent and approved by the Borrower (which approval shall not be unreasonably withheld or delayed). If for any reason the Credit Default Swap Spread cannot be determined pursuant to the forgoing procedures, the Borrower and the Lenders shall negotiate in good faith for a period of up to 30 days after the Credit Default Swap Spread becomes unavailable (such 30-day period, the “Negotiation Period”) to agree on an alternative method for establishing the Credit Default Swap Spread. The Credit Default Swap Spread during the Negotiation Period shall be the spread most recently provided to the Administrative Agent by Markit. If no such alternative method is agreed upon during the Negotiation Period, the Credit Default Swap Spread at any date of determination

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subsequent to the end of the Negotiation Period shall be the average of the then applicable Credit Default Rate Floor and Credit Default Rate Cap, in each case, determined in accordance with Section 2.06. Notwithstanding the foregoing, as of any date, the Credit Default Swap Spread shall in no event be less than the then applicable Credit Default Rate Floor or more than the Credit Default Rate Cap, in each case, determined in accordance with Section 2.06.
“date hereof” means November 4, 2011.
“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (other than accounts payable in the ordinary course of business), (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Defaulting Lender” means at any time, subject to Section 2.17(d), (i) any Lender that has failed for two or more Business Days to comply with its obligations under this Agreement to make an Advance or make any other payment due hereunder (each, a “funding obligation”), unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has notified, or whose Parent Company has notified, the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations under loan agreements or credit agreements generally, (iv) any Lender that has, for two or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company; provided that a Lender Insolvency Event shall not be deemed to occur with respect to a Lender or its Parent Company solely as a result of the acquisition or maintenance of an

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ownership interest in such Lender or Parent Company by a governmental authority or instrumentality thereof where such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent (or if the Administrative Agent is subject of any events described in clause (v) of the immediately preceding sentence, by the Borrower or the Required Lenders) that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.17(d)) upon notification of such determination by the Administrative Agent (or the Required Lenders or the Borrower, as the case may be) to the Borrower and the Lenders.
“Disclosed Litigation” has the meaning specified in Section 4.01(f).
“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire delivered to the Administrative Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
“Domestic Subsidiary” means any Subsidiary a majority of the business of which is conducted within the United States of America, or a majority of the properties and assets of which are located within the United States of America, except (i) any Subsidiary substantially all of the assets of which consist of the securities of Subsidiaries which are not Domestic Subsidiaries, (ii) any Subsidiary which is an FSC as defined in Section 922 of the Code and (iii) any Subsidiary for any period during which an election under Section 936 of the Code applies to such Subsidiary.
“Environmental Action” means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or Hazardous Materials or arising from alleged injury or threat of injury to the environment including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment or Hazardous Materials and applicable to the Borrower or its Subsidiaries or any property owned or operated by the Borrower or its Subsidiaries under the laws of the jurisdiction where the Borrower or such Subsidiary or property is located.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Code.
“ERISA Event” means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of the Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by the Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by the Borrower or any of its ERISA Affiliates to make a payment to a Plan if the conditions for imposition of a lien under Section 302(k) of ERISA are satisfied; (f) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire delivered to the Administrative Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.
“Eurodollar Rate” means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) appearing on Reuters LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank’s Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period. If the

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Reuters LIBOR01 Page (or any successor page) is unavailable, the Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.
“Eurodollar Rate Advance” means an Advance which bears interest as provided in Section 2.06(b).
“Eurodollar Rate Reserve Percentage” of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
“Events of Default” has the meaning specified in Section 6.01.
“Existing Credit Agreement” means the $1,500,000,000 Five Year Credit Agreement dated as of November 3, 2005, as amended, among the Borrower, the banks named therein, Citibank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, HSBC Bank USA, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents, and Citigroup Global Markets Inc., as arranger, as amended, supplemented or otherwise modified.
“Extension Date” has the meaning specified in Section 2.15(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into pursuant thereto.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by each Reference Bank from three Federal funds brokers of recognized standing selected by it.

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“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Guaranty” has the meaning specified in Section 8.06(b).
“Hazardous Materials” means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being “hazardous” or “toxic,” or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or agency interpretation, policy or guidance and applicable to the Borrower or its Subsidiaries or any property owned or operated by the Borrower or its Subsidiaries under the laws of the jurisdiction where the Borrower or such Subsidiary or property is located.
“Increase Date” has the meaning specified in Section 2.14(a).
“Increasing Lender” has the meaning specified in Section 2.14(b).
“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.
“Interest Period” means, for each Advance (other than a Base Rate Advance) comprising part of the same Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months, and subject to clause (iii) of this definition 12 months as the Borrower may select by notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:
(i)    the Borrower may not select any Interest Period which ends after the latest Termination Date;
(ii)    Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;
(iii)    in the case of any Borrowing, the Borrower shall not be entitled to select an Interest Period having duration of 12 months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Administrative Agent that such Lender will be providing funding for such Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be 1, 2, 3 or 6 months, as specified by the Borrower in the

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applicable Notice of Borrowing as the desired alternative to an Interest Period of 12 months; and
(iv)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
(v)    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.
“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, liquidation or similar proceeding or reorganization, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.
“Lenders” means the Banks listed on the signature pages hereof, each Assuming Lender that shall become a party hereto pursuant to Section 2.14 or 2.15 and each assignee that shall become a party hereto pursuant to Section 8.07.
“Lien” means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof, provided that the term “Lien” shall not include any lease involved in a Sale and Leaseback Transaction.
“Major Domestic Manufacturing Property” means any Principal Domestic Manufacturing Property the net depreciated book value of which on the date as of which the determination is made exceeds 3% of Consolidated Net Tangible Assets.
“Markit” means Markit Group, Ltd. or any successor thereto.
“Markit Data” has the meaning specified in Section 2.19(a).
“Material Adverse Change” means any material adverse change in the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries taken as a whole.

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“Material Adverse Effect” means a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement, the Notes or any Guaranty.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to its business of rating long-term debt.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Non-Consenting Lender” has the meaning specified in Section 2.15(b).
“Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.
“Notice of Borrowing” has the meaning specified in Section 2.02(a).
“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, or if such Lender does not have a bank holding company, then any corporation, association, partnership or other business entity owning, beneficially or of record, directly or indirectly, a majority of the shares (or equivalent evidence of beneficial and economic ownership) of such Lender.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Principal Domestic Manufacturing Property” means any building, structure or facility (including the land on which it is located and the improvements and fixtures constituting a part thereof) used primarily for manufacturing or processing which is owned or leased by the Borrower or any of its Subsidiaries, is located in the United States

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of America and the net depreciated book value of which on the date as of which the determination is made exceeds 1% of Consolidated Net Tangible Assets, except any such building, structure or facility which the Board of Directors of the Borrower by resolution declares is not of material importance to the total business conducted by the Borrower and its Subsidiaries as an entirety.
“Principal Domestic Subsidiary” means (i) each Subsidiary which owns or leases a Principal Domestic Manufacturing Property, (ii) each Domestic Subsidiary the consolidated net worth of which exceeds 3% of Consolidated Net Tangible Assets (as set forth in the most recent financial statements referred to in Section 4.01(e) or delivered pursuant to Section 5.01(e)(i) or (ii)), and (iii) each Domestic Subsidiary of each Subsidiary referred to in the foregoing clause (i) or (ii) except any such Subsidiary the accounts receivable and inventories of which have an aggregate net book value of less than $5,000,000.
“Reference Banks” means Citibank, N.A., HSBC Bank USA, National Association and JPMorgan Chase Bank, N.A.
“Register” has the meaning specified in Section 8.07(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Required Lenders” means at any time Lenders holding more than 50% of the then aggregate unpaid principal amount of the Advances held by Lenders, or, if no such principal amount is then outstanding, Lenders having more than 50% of the Commitments; provided that the Advances and Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Restricted Property” means and includes (i) all Principal Domestic Manufacturing Properties, (ii) all Securities issued by all Principal Domestic Subsidiaries, and (iii) all inventories and accounts receivable of the Borrower and its Principal Domestic Subsidiaries.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw‑Hill Companies, Inc., or any successor to its business of rating long-term debt.
“Sale and Leaseback Transaction” means any arrangement directly or indirectly providing for the leasing by the Borrower or any Principal Domestic Subsidiary for a period in excess of three years of any Principal Domestic Manufacturing Property which was sold or transferred by the Borrower or any Principal Domestic Subsidiary more than 120 days after the acquisition thereof or the completion of construction thereof, except any such arrangement solely between the Borrower and a Principal Domestic Subsidiary or solely between Principal Domestic Subsidiaries.

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“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (as of October 17, 2014, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means, with respect to any Person, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, to the extent applicable to such Person.
“SEC Reports” means (i) the Annual Report of the Borrower on form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission, (ii) the Borrower’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 filed with the Securities and Exchange Commission, and (iii) the Borrower’s current Reports on Form 8-K filed with the Securities and Exchange Commission prior to the date hereof.
“Securities” of any corporation means and includes (i) all capital stock of all classes of and all other equity interests in such corporation and all rights, options or warrants to acquire the same, and (ii) all promissory notes, debentures, bonds and other evidences of Debt of such corporation.
“Senior Funded Debt” of any Person means, as of the date of determination thereof, all Debt of such Person which (i) matures by its terms more than one year after the date as of which such determination is made (including any such Debt which is renewable or extendable, or in effect renewable or extendable through the operation of a revolving credit agreement or other similar agreement, at the option of such Person for a period or periods ending more than one year after the date as of which such determination is made), and (ii) is not, by the terms of any instrument or instruments evidencing or securing such Debt or pursuant to which such Debt is outstanding, expressly subordinated in right of payment to any other Debt of such Person.
“Significant Subsidiary” means a Subsidiary of the Borrower that is a “significant subsidiary” as defined in Rule 1.02(w) of Regulation S-X of the Securities and Exchange Commission, determined based upon the Borrower’s most recent consolidated financial statements for the most recently completed fiscal year as set forth in the Borrower’s Annual Report on form 10-K (or 10-K-A) filed with the Securities and Exchange Commission.

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“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and no Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“Subsidiary” means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.
“Termination Date” means the earlier of (a) November 4, 2019, subject to the extension thereof pursuant to Section 2.15, and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.15 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.
“Withdrawal Liability” shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
SECTION 1.03. Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles, as in effect from time to time.
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower or Borrowing Subsidiary from time to time on any Business Day during the period from the date hereof until the Termination Date applicable to such Lender in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender’s name on Schedule I hereto, if such Lender has entered into an Assumption Agreement, set forth for such Lender in such Assumption Agreement or, if such Lender has entered into any Assignment and Assumption, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender’s “Commitment”). Each Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof (unless the aggregate amount of the unused Commitments is less than $10,000,000, in which case such Borrowing shall be equal to the aggregate amount of the

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unused Commitments) and shall consist of Advances of the same Type and having the same Interest Period made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.
SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice given by the Borrower or a Borrowing Subsidiary, as the case may be, and received by the Administrative Agent, which shall give prompt notice thereof to each Lender by facsimile, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Advances, or the same Business Day in the case of Base Rate Advances. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be given by facsimile, confirmed immediately by hand or by mail, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of Eurodollar Rate Advances, the Interest Period for each such Advance. Upon fulfillment of the applicable conditions set forth in Article III, each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in immediately available funds, such Lender’s ratable portion of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will promptly make such funds available to the Borrower at the Administrative Agent’s address referred to in Section 8.02.
(b)    Anything in subsection (a) above to the contrary notwithstanding:
(i)    if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the Administrative Agent shall immediately notify the Borrower and each other Lender and the right of the Borrower and any Borrowing Subsidiary to select Eurodollar Rate Advances for the portion of such Borrowing advanced by the Lender which has provided the notice described above or the portion of any subsequent Borrowing advanced by such Lender shall be suspended until such Lender shall notify the Administrative Agent and the Administrative Agent will notify the Borrower that the circumstances causing such suspension no longer exist, and each such Advance shall be a Base Rate Advance;
(ii)    if no Reference Bank furnishes timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances comprising any requested Borrowing, the Administrative Agent shall immediately notify each Lender and the Borrower and the right of the Borrower and any Borrowing Subsidiary to select Eurodollar Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Lenders and the Borrower that

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the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and
(iii)    if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Borrowing, the Administrative Agent shall immediately notify the Borrower and each other Lender and the right of the Borrower and any Borrowing Subsidiary to select Eurodollar Rate Advances for such Borrowing or any subsequent Borrowing shall be suspended, and each Advance comprising such Borrowing shall be a Base Rate Advance. The Lenders will review regularly the circumstances causing such suspension, and as soon as such circumstances no longer exist the Required Lenders will notify the Administrative Agent and the Administrative Agent will notify the Borrower that such suspension is terminated.
(c)    Each Notice of Borrowing shall be irrevocable and binding on the Borrower or Borrowing Subsidiary, as the case may be. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower or Borrowing Subsidiary, as the case may be, shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding in any event loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing comprised of Eurodollar Rate Advances, and prior to 11:30 A.M. (New York City time) on the date of any Borrowing comprised of Base Rate Advances, that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.
(e)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its

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Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.
SECTION 2.03. Commitment Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily amount of such Lender’s unused Commitment, accruing from the date on which this Agreement becomes fully executed in the case of each Bank and from the effective date specified in the Assumption Agreement or the Assignment and Assumption pursuant to which it became a Lender in the case of each other Lender until the Termination Date of such Lender, payable on the last day of each March, June, September and December during the term of such Lender’s Commitment, commencing December 31, 2011, and on the Termination Date of such Lender, computed from time to time at the rates per annum set forth below under the heading Commitment Fee opposite the higher of the ratings then applicable to the Borrower’s long-term senior unsecured debt as published by S&P and Moody’s:

Moody’s		S&P	Commitment Fee
Aa2 or above	or	AA or above	0.040%
Aa3 or above	or	AA- or above	0.045%
A1 or above	or	A+ or above	0.060%
Lower than above or not rated			0.070%

(b)    Administrative Agent’s Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.
SECTION 2.04. Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole all of the Commitments or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding, and provided further that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.
SECTION 2.05. Repayment of Advances. The Borrower or Borrowing Subsidiary, as the case may be, shall repay to the Administrative Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the unpaid principal amount of each Advance made to the Borrower or Borrowing Subsidiary.
SECTION 2.06. Interest on Advances. The Borrower or Borrowing Subsidiary, as the case may be, shall pay interest on the unpaid principal amount of each Advance made by each Lender to the Borrower or Borrowing Subsidiary, as the case may be, from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

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(a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September, and December during such period and on the date such Base Rate Advance shall be paid in full; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 1% per annum above the Base Rate in effect from time to time.
(b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the per annum rate equal from time to time to the Credit Default Swap Spread, but not less than the Credit Default Rate Floor, nor more than the Credit Default Rate Cap, as set forth below opposite the higher of the ratings then applicable to the Borrower’s long-term senior unsecured debt as published by S&P and Moody’s:

Moody’s		S&P	Credit Default Rate Floor	Credit Default Rate Cap
Aa3 or above	or	AA- or above	0.100%	0.750%
A1 or above	or	A+ or above	0.150%	0.875%
Lower than above or not rated			0.380%	1.000%

payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal to (x) until the end of the then current Interest Period, 1% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due, and (y) thereafter, 1% per annum above the Base Rate in effect from time to time.
SECTION 2.07. Additional Interest on Eurodollar Rate Advances. The Borrower or Borrowing Subsidiary, as the case may be, shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to the Borrower or Borrowing Subsidiary, as the case may be, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest

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shall be determined by such Lender and the Borrower or Borrowing Subsidiary, as the case may be, shall be notified of such additional interest.
SECTION 2.08. Interest Rate Determination. (a) If Reuters LIBOR01 Page is unavailable, each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Base Rate from time to time in effect and each Eurodollar Rate, as applicable.
(b)    The Administrative Agent shall give prompt notice to the Borrower or Borrowing Subsidiary and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06, provided that if Reuters LIBOR01 Page is unavailable, such rate of interest shall be determined on the basis of timely information provided by no fewer than two Reference Banks (it being understood that (i) the Administrative Agent shall not be required to disclose to any party hereto any information regarding any Reference Bank or any rate provided by such Reference Bank, including, without limitation, whether a Reference Bank has provided a rate or the rate provided by any individual Reference Bank and (ii) any such determination shall be made in good faith (and not on an arbitrary and capricious basis) and consistent with similarly situated customers of the Administrative Agent after consideration of factors as the Administrative Agent then reasonably determines to be relevant)..
SECTION 2.09. Prepayments of Advances. The Borrower or Borrowing Subsidiary, as the case may be, may, upon notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower or Borrowing Subsidiary, as the case may be, shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, and the losses, costs and expenses, if any, payable pursuant to Section 8.04(c). Such notice shall be received by the Administrative Agent not later than 11:00 A.M. (New York City time), on the third Business Day prior to the date of the proposed prepayment in the case of Eurodollar Rate Advances, or on the Business Day prior to such date in the case of Base Rate Advances. Each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and any partial prepayment of any Eurodollar Rate Advances shall not leave outstanding less than $10,000,000 aggregate principal amount of such Advances comprising part of any Borrowing.
SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the costs to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased costs for a period beginning not more than 90 days prior to such demand. A certificate as to the amount of such increased cost submitted to the Borrower and the Administrative Agent by such Lender, setting forth in reasonable detail the

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calculation of the increased costs, shall be conclusive and binding for all purposes, absent manifest error.
(b)    If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender which decreases such Lender’s return on its capital (after taking into account any changes in the Eurodollar Rate and Eurodollar Rate Reserve Percentage) and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder, such compensation to cover a period beginning not more than 90 days prior to such demand. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, setting forth in reasonable detail the calculation of the amount required to be paid hereunder, shall be conclusive and binding for all purposes, absent manifest error.
(c)    For the avoidance of doubt and notwithstanding anything herein to the contrary, for the purposes of this Section 2.10, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority ) or the United States or foreign regulatory authorities (whether or not having the force of law), in case for this clause (y) pursuant to Basel III, shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.
SECTION 2.11. Payments and Computations.
(a) The Borrower or Borrowing Subsidiary, as the case may be, shall make each payment hereunder and under any Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in immediately available funds, without setoff or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.07, 2.10, 2.12, 2.13 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied according to the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.14 or an extension of the Termination Date pursuant to Section 2.15, and upon the Administrative Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from

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and after the applicable Increase Date or Extension Date, as the case may be, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder and under any Notes in respect of the interest assigned thereby to the Lender’s assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(a)    Each of the Borrower and any Borrowing Subsidiary hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower’s or such Borrowing Subsidiary’s, as the case may be, accounts with such Lender any amount so due.
(b)    All computations of interest based on clause (a) of the definition of “Base Rate” shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on clause (b) or (c) of the definition of “Base Rate”, the Eurodollar Rate or the Federal Funds Rate and of commitment fees and facility fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)    Whenever any payment hereunder or under any Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commitment fee or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

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SECTION 2.12. Taxes. (a) Subject to subsection (f) below, any and all payments hereunder or under any Notes shall be made, in accordance with Section 2.11, (i) if made by the Borrower, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings of the United States of America or any state thereof or political subdivision of any of them or any other jurisdiction from or through which the Borrower elects to make such payment, and all liabilities with respect thereto, and (ii) if made by a Borrowing Subsidiary, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings of any jurisdiction within which it is organized or does business or is managed or controlled or has its head or principal office or from or through which such Borrowing Subsidiary elects to make such payment, and all liabilities with respect thereto, excluding (A) in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by any jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or, as to the United States of America or any state thereof or any political subdivision of any of them, is doing business or any political subdivision thereof and by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof, (B) in the case of each Lender and the Administrative Agent, any income tax or franchise tax imposed on it by a jurisdiction (except the United States of America or any state thereof or any political subdivision of any of them) as a result of a connection between such jurisdiction and such Lender or the Administrative Agent (as the case may be) (other than as a result of such Lender’s or the Administrative Agent’s having entered into this Agreement, performing hereunder or enforcing this Agreement), (C) any payment of tax which the Borrower is obliged to make pursuant to Section 159 of the Income and Corporation Taxes Act 1970 of the United Kingdom (or any re-enactment or replacement thereof) on behalf of a Lender which is resident for tax purposes in the United Kingdom but is not recognized as a bank by H.M. Inland Revenue, (D) Other Taxes as defined in subsection (b) below and (E) any United States withholding tax imposed under FATCA (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Person shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased by the Borrower or applicable Borrowing Subsidiary as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Borrowing Subsidiary shall make such deductions and (iii) the Borrower or such Borrowing Subsidiary shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(b)    In addition, the Borrower or the Borrowing Subsidiary shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Notes (hereinafter referred to as “Other Taxes”). Each Bank and the Administrative Agent represents that at the date of this Agreement it is not aware of any Other Taxes applicable to it. Each Lender and the Administrative Agent agrees to notify the Borrower or such Borrowing Subsidiary on becoming aware of the imposition of any such Other Taxes.

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(c)    The Borrower or the Borrowing Subsidiary will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses not attributable to acts or omissions of any party other than the Borrower or such Borrowing Subsidiary) arising therefrom or with respect thereto. This indemnification shall be paid within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.
(d)    As soon as practicable after the date of any payment of Taxes (other than Taxes of the United States of America or any state thereof or political subdivision of any of them), the Borrower or the Borrowing Subsidiary will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof (if any such receipt is reasonably available), other evidence of such payment or, if neither a receipt nor other evidence is available, a statement by the Borrower or such Borrowing Subsidiary confirming payment thereof.
(e)    (i) Each Lender and the Administrative Agent will, from time to time as requested by the Borrower or the Borrowing Subsidiary in writing, provide the Borrower or the Borrowing Subsidiary with any applicable forms, completed and signed, that may be required by the tax authority of a jurisdiction in order to certify such Lender’s or the Administrative Agent’s exemption from or applicable reduction in any applicable Taxes of such jurisdiction with respect to any and all payments that are subject to such an exemption or reduction to be made to such Lender or the Administrative Agent hereunder and under any Notes, if the Lender or the Administrative Agent is entitled to such an exemption or reduction.
(ii)    If a payment made to a Lender would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, at the time or times prescribed by law and at such time or times reasonably requested in writing by the Borrower, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested in writing by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section 2.12(e)(ii) FATCA shall include amendments made to FATCA after the date of this Agreement.
(f)    Notwithstanding anything contained herein to the contrary, the Borrower or the Borrowing Subsidiary shall not be required to pay any additional amounts pursuant to this Section on account of any Taxes of, or imposed by, the United States, to any Lender or the Administrative Agent (as the case may be) which is not entitled on the date on which it signed this Agreement (or, in the case of an assignee of a Lender, on the date on which the assignment to it became effective or, in the case of any Assuming Lender, on the date it signs the applicable Assumption Agreement), to submit Form W-8BEN or Form W-8ECI or a certification that it is a corporation or other entity organized in or under the laws of the United States or a state thereof,

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so as to establish a complete exemption from such Taxes with respect to all payments hereunder and under any Notes. For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate form or certificate pursuant to Section 2.12(f) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form or certificate originally was required to be provided), or with respect to which any representation or certification on any such form or certificate is, or proves to be, materially incorrect, false or misleading when so made, such Lender shall not be entitled to receive additional amounts or indemnification under this Section 2.12 with respect to Taxes imposed by the United States and such Lender shall indemnify and reimburse the Borrower for any Taxes or Other Taxes which were required to be withheld but which were not withheld as a result of such Lender’s failure to provide the appropriate form or certificate of such Lender’s materially incorrect, false or misleading representations or certifications and for which the Borrower or such Borrowing Subsidiary subsequently is required to account, and does account, to the United States tax authorities; provided that if a Lender which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps (at such Lender’s cost and expense) as such Lender shall reasonably request to assist such Lender to recover such Taxes.
(g)    At the request of Borrower or a Borrowing Subsidiary, any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. The Borrower or such Borrowing Subsidiary shall reimburse such Lender for the Borrower’s or such Borrowing Subsidiary’s equitable share of such Lender’s reasonable expenses incurred in connection with such change or in considering such a change.
(h)    In the event that the Borrower makes an additional payment under Section 2.12(a) or 2.12(c) for the account of any Lender and such Lender, in its sole good faith opinion, determines that is has finally and irrevocably received a refund of any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such additional payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such refund, pay to the Borrower such amount as such Lender shall, in its sole good faith opinion, have determined is attributable to such deduction of withholding and will leave such Lender (after such payment) in no worse position than it would have been had the Borrower not been required to make such deduction or withholding. Nothing contained herein shall (i) interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit or (ii) oblige any Lender to claim any refund or to disclose any information relating to its tax affairs or any computations in respect thereof or (iii) require any Lender to take or refrain from taking any action that would prejudice its ability to benefit from any other refund to which it may be entitled.
(i)    Without prejudice to the survival of any other agreement of the Borrower and its Borrowing Subsidiaries hereunder, the agreements and obligations of the Borrower and its Borrowing Subsidiaries contained in this Section 2.12 shall survive the payment in full of

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principal and interest hereunder and under any Notes, provided, however, that the Borrower or such Borrowing Subsidiary has received timely notice of the assertion of any Taxes or Other Taxes in order for it to contest such Taxes or Other Taxes to the extent permitted by law.
SECTION 2.13. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances (whether for principal, interest, fees or otherwise) made by it (other than pursuant to Section 2.07, 2.10 or 2.12) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each of the Borrower and any Borrowing Subsidiary agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower or such Borrowing Subsidiary, as the case may be, in the amount of such participation.
SECTION 2.14. Increase in the Aggregate Commitments.
(a) The Borrower may, at any time but in any event not more than twice in any calendar year prior to the Termination Date, by notice to the Administrative Agent, request that the aggregate amount of the Commitments be increased by an amount of $10,000,000 or an integral multiple of $10,000,000 in excess thereof (each a “Commitment Increase”) to be effective as of a date that is at least 45 days prior to the scheduled Termination Date (without giving effect to the proviso contained in the definition thereof) then in effect (the “Increase Date”) as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $2,500,000,000 and (ii) the applicable conditions precedent set forth in Section 3.02 shall have been satisfied as of the date of such request and as of the applicable Increase Date.
(b)    The Administrative Agent shall promptly notify the Lenders, if any, identified by the Borrower of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”). Each Lender so identified by the Borrower that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If such Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that

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exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among such Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.
(c)    If the Borrower shall have requested any of the Lenders to participate in any Commitment Increase, promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, or if the Borrower shall elect not to request that any of the Lenders participate in such Commitment Increase, then the Borrower may extend offers to one or more financial institutions reasonably acceptable to the Administrative Agent to participate in such Commitment Increase or any portion of the requested Commitment Increase that has not been committed to by the Lenders, if any, so invited to increase Commitments pursuant to Section 2.14(b) as of the applicable Commitment Date; provided, however, that the Commitment of each such institution shall be in an amount of not less than $10,000,000.
(d)    On each Increase Date, each institution that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.14(c) (each such institution and each Person that agrees to an extension of the Termination Date in accordance with Section 2.15(c), an “Assuming Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.14(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:
(i)    (A) certified copies of resolutions of the Board of Directors of the Borrower or the Finance Committee of such Board approving the Commitment Increase and (B) an opinion of counsel for the Borrower (which may be in-house counsel), in form and substance reasonably satisfactory to the Administrative Agent;
(ii)    an assumption agreement from each Assuming Lender, substantially in the form of Exhibit E hereto (each an “Assumption Agreement”), duly executed by such Assuming Lender, the Administrative Agent and the Borrower; and
(iii)    confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing reasonably satisfactory to the Borrower and the Administrative Agent.
On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.14(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by facsimile, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. Each Increasing Lender and each Assuming Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, purchase

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at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be funded and held on a pro rata basis by the Lenders in accordance with their respective Commitments.
Notwithstanding anything to the contrary in this Section 2.14, the Borrower may at any time prior to November 15, 2011 increase the aggregate amount of the Commitments by accepting the Commitment of any one or more financial institutions reasonably acceptable to the Administrative Agent, subject only to the satisfaction of the conditions precedent to a Commitment Increase set forth in Section 3.02.
SECTION 2.15. Extension of Termination Date. (a) At least 60 days but not more than 90 days prior to the next Anniversary Date, the Borrower, by written notice to the Administrative Agent, may request an extension of the Termination Date in effect at such time by one calendar year from its then scheduled expiration. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not earlier than 45 days nor later than 30 days prior to such Anniversary Date, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date prior to 30 days prior to such Anniversary Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Borrower not later than 30 days prior to such next Anniversary Date of the decision of the Lenders regarding the Borrower’s request for an extension of the Termination Date.
(b)    If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.15, the Termination Date in effect at such time shall, effective as at such next Anniversary Date (the “Extension Date”), be extended for one calendar year; provided that on each Extension Date, the applicable conditions precedent set forth in Section 3.02 shall have been satisfied. If Lenders holding more than 50% of the Commitments, but less than all of the Lenders, consent in writing to any such request in accordance with subsection (a) of this Section 2.15, the Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.15 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.15 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Sections 2.10, 2.12 and 8.04, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.
(c)    If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.15, the Borrower may arrange for one or more Consenting Lenders or other Persons as Assuming Lenders (x) to assume, effective as of the Extension Date

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or such other date as may be agreed among the Borrower, the Non-Consenting Lender, such Consenting Lenders or Persons and the Administrative Agent, any Non-Consenting Lender’s Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender and (y) to accept, effective as of the Extension Date or such later date as any Assuming Lender executes and delivers an Assumption Agreement, the Termination Date applicable to Consenting Lenders; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:
(i)    any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, owing to such Non-Consenting Lender plus (B) any accrued but unpaid commitment fees owing to such Non-Consenting Lender as of the effective date of such assignment;
(ii)    all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and
(iii)    with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;
provided further that such Non-Consenting Lender’s rights under Sections 2.10, 2.12 and 8.04, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent (acting reasonably) as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.15 shall have delivered to the Administrative Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.
(d)    If Lenders holding more than 50% of the Commitments (before giving effect to any assignments pursuant to subsection (c) of this Section 2.15) consent in a writing delivered to the Administrative Agent to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension

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Date, the Administrative Agent shall so notify the Borrower, and, so long as the applicable conditions precedent set forth in Section 3.02 shall have been satisfied as of such Extension Date, or shall occur as a consequence thereof, the Termination Date then in effect shall be extended for the additional one-year period as described in subsection (a) of this Section 2.15, and all references in this Agreement, and in any Notes to the “Termination Date” shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.
SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that an Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender an Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.
(b)    The Register maintained by the Administrative Agent pursuant to Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.
(c)    Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.
SECTION 2.17.    Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, the Administrative Agent shall deliver written notice to such effect upon obtaining knowledge of such event to the

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Borrower and such Defaulting Lender, and the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)    Commitment Fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.03;
(ii)    the Commitments of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders, as the case may be, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.01); provided that such Defaulting Lender shall continue to have voting rights with respect to (x) any amendment, waiver or consent that would increase or extend such Defaulting Lender’s commitment or postpone any scheduled date of payment of or reduce the principal of, or interest on any Advances or fees owing to such Defaulting Lender (except as set forth in clause (i) above), (y) any amendment, waiver or consent modifying the terms of this proviso, or (z) any amendment, waiver or consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than any other Lender or any other affected Lender, as the case may be; and
(iii)    any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.13) shall be deemed to have satisfied such payment obligation owing to such Defaulting Lender but, in lieu of being distributed to such Defaulting Lender, subject to any applicable requirements of law, be applied (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent and (iii) third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.
(b)    If the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender or upon receipt by the Administrative Agent and the Borrower of the confirmation referred to in clause (iv) of the definition of “Defaulting Lender”, as applicable, then on such date such Lender shall purchase at par such portion of the Advances of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Advances ratably in accordance with its respective Commitment and such Lender shall cease to be a Defaulting Lender..
SECTION 2.18. Replacement of Lenders. If (a) any Lender requests compensation under Section 2.10, (b) any Lender delivers a notice from a Lender as described in Section 2.02(b)(i), (c) the Borrower is required to pay additional amounts to the Administrative Agent, any Lender or any governmental authority for the account of any Lender pursuant to Section 2.12 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3(a), (d) any Lender is a Defaulting Lender or (e) any Lender does not approve any consent, waiver or amendment that (x) requires the approval of all

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affected Lenders in accordance with the terms of Section 8.01 and (y) has been approved by the Required Lenders (a “Non-Approving Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07 (other than any requirement that such Lender being replaced consent or otherwise approve such assignment)), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 8.07;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 8.04(c) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.19. License Agreement and CDS Data. (a) The Administrative Agent hereby notifies the Borrower and the Lenders that it has entered into a licensing agreement (the “Licensing Agreement”) with Markit, pursuant to which Markit will provide to the Administrative Agent for each Business Day a composite end of day applicable credit default swap spread of the Borrower (the “CDS Data”) that the Administrative Agent will use to determine the Credit Default Swap Spread. The Administrative Agent hereby further notifies the Borrower and the Lenders that, pursuant to the Licensing Agreement, (i) the CDS Data will be provided by Markit on an “as is” basis, without express or implied warranty as to accuracy, completeness, title, merchantability or fitness for a particular purpose, (ii) Markit has no liability to the Administrative Agent for any inaccuracies, errors or omissions in the CDS Data, except in the event of its gross negligence, fraud or willful misconduct, (iii) the CDS Data, as provided by Markit, constitutes confidential information (and each Lender agrees to treat such information in confidence to the same extent and in the same manner as such Bank is required to hold Confidential Information pursuant to Section 8.13 hereof), (iv) the CDS Data, as provided by

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Markit, may be used by the Administrative Agent, the Borrower and the Lenders solely for the purposes of this Agreement and (v) Markit and the Administrative Agent, except in each case in the event of its gross negligence, fraud or willful misconduct, shall have no liability whatsoever to either the Borrower or any Lender or any client of a Lender, whether in contract, in tort, under a warranty, under statute or otherwise, in respect of any loss or damage suffered by the Borrower, such Lender or client as a result of or in connection with any opinions, recommendations, forecasts, judgments or any other conclusions, or any course of action determined, by such Lender or any client of such Lender based on the CDS Data. Each of the Borrower and the Lenders (other than Citibank, N.A., in its capacity as the Administrative Agent, which is a party thereto) agrees that it shall not be a third party beneficiary of the Licensing Agreement and shall have no rights or obligations thereunder.
(b)    The CDS Data shall be made available to the Borrower pursuant to procedures agreed upon by the Borrower and the Administrative Agent. The Borrower agrees that it will use reasonable efforts (e.g., procedures substantially comparable to those applied by the Borrower in respect of non-public information as to the business of the Borrower) to keep confidential the CDS Data and the related materials provided by Markit pursuant to the Licensing Agreement to the extent that the same is not and does not become publicly available.
(c)    It is understood and agreed that in the event of a breach of confidentiality, damages may not be an adequate remedy and that the Licensing Agreement provides that Markit shall be entitled to injunctive relief to restrain any such breach, threatened or actual.
(d)    The Borrower acknowledges that each of the Administrative Agent and the Lenders from time to time may conduct business with and may be a shareholder of Markit and that each of the Administrative Agent and the Lenders may have from time to time the right to appoint one or more directors to the board of directors of Markit.
(e)    Notwithstanding the foregoing, the Administrative Agent hereby represents and warrants to the Borrower that the Administrative Agent has the express authority under the Licensing Agreement to provide the CDS Data and the related materials provided from time to time by Markit to the Borrower.
ARTICLE III
CONDITIONS OF LENDING
SECTION 3.01. Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Closing Date”) on which the Administrative Agent shall have received, on or before the Closing Date, the following, each dated such date, in form and substance reasonably satisfactory to each Lender:
(a)    If requested by such Lender pursuant to Section 2.16, Note payable to the order of such Lender.
(b)    Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes and each Guaranty, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

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(c)    A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.
(d)    A certificate of a duly authorized officer of the Borrower certifying that the representations and warranties contained in Section 4.01 are correct in all material respects, on and as of such date (before and after giving effect to any Borrowing on such date and the application of the proceeds therefrom), as though made on and as of such date, and that no event has occurred and is continuing (or would result from any such Borrowing or application of the proceeds thereof) which constitutes a Default.
(e)    A favorable opinion of Sidley Austin LLP, special counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent.
(f)    A favorable opinion of Shearman & Sterling LLP, counsel for the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.
(g)    Evidence of the termination of the Commitments under the Existing Credit Agreement.
SECTION 3.02. Conditions Precedent to Each Borrowing, Commitment Increase and Extension Date. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing), each Commitment Increase and each extension of the Commitments pursuant to Section 2.15 shall be subject to the further conditions precedent that on the date of such Borrowing, the applicable Increase Date or the applicable Extension Date the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, request for Commitment Increase, request for Commitment extension and the acceptance by the Borrower or any Borrowing Subsidiary of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing, such Increase Date or such Extension Date such statements are true):
(a)    The representations and warranties contained in Section 4.01 (other than the last sentence of Section 4.01(e) and other than Section 4.01(f)(i)) are correct in all material respects, on and as of the date of such Borrowing, such Commitment Increase or such Extension Date, before and after giving effect thereto, and to the application of the proceeds from such Borrowing, as though made on and as of such date, and
(b)    No event has occurred and is continuing, or would result from such Borrowing, such Commitment Increase or such Extension Date or from the application of the proceeds therefrom, which constitutes a Default.
SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions

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contemplated by this Agreement shall have received notice from such Lender prior to the Initial Borrowing specifying its objection thereto.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:
(a)    The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.
(b)    The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) applicable law or any material contractual restriction binding on or affecting the Borrower.
(c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.
(d)    This Agreement is, and each of the Notes when executed and delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the same may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or by general principles of equity.
(e)    The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2010 and the related consolidated statements of income, cash flow and retained earnings of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, accompanied by a report of PricewaterhouseCoopers LLP, independent registered public accounting firm, copies of which have been furnished to each Bank, fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied (except for mandated changes in accounting disclosed in such financial statements). Except as set forth in the SEC Reports or otherwise disclosed to each of the Banks in writing prior to the date hereof, since December 31, 2010 there has been no Material Adverse Change; provided that the representation made in the last sentence of this Section 4.01(e) shall only be made (or deemed made) on the Closing Date and on each date on which the Borrower shall request an increase of the Commitments pursuant to Section 2.14(a) or an extension of the Termination Date pursuant to Section 2.15(a).
(f)    There is no pending or (to the knowledge of the Borrower) threatened action or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator

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that (i) is reasonably likely to have a Material Adverse Effect, other than as disclosed in the SEC Reports or on Schedule 4.01(f) (the “Disclosed Litigation”), and there has been no change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described in the SEC Reports or on Schedule 4.01(f) which is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or Guaranty; provided that the representation made in clause (i) of this Section 4.01(f) shall only be made (or deemed made) on the Closing Date and on each date on which the Borrower shall request an extension of the Termination Date pursuant to Section 2.15(a).
(g)    None of the Borrower or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used in such manner as to cause any Lender to be in violation of such Regulation U.
(h)    The Borrower and each Subsidiary are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would have a Material Adverse Effect.
(i)    In the ordinary course of its business, the Borrower conducts reviews (which reviews are in varying stages of implementation) of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs. On the basis of these reviews, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.
(j)    No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that is reasonably likely to result in a Material Adverse Effect.
(k)    The most recently filed Schedule SB (Actuarial Information) annual report (Form 5500 Series) for each Plan was complete and accurate in all material respects and fairly presented the funding status of such Plan as of the date of such Schedule SB, and since the date of such Schedule SB, there has been no change in such funding status which is reasonably likely to have a Material Adverse Effect.
(l)    Neither the Borrower nor any of its ERISA Affiliates has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which is reasonably likely to have a Material Adverse Effect.
(m)    Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, insolvent or has been terminated, within the meaning of Title IV of ERISA, or has been determined to be in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA, which in any case would be reasonably likely to have a Material Adverse Effect, and no such Multiemployer Plan is reasonably expected

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to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, or to be in endangered or critical status, which in any case would be reasonably likely to have a Material Adverse Effect.
(n)    Except as set forth in the financial statements described in Section 4.01(e) or delivered pursuant to Section 5.01(e), the Borrower and its Subsidiaries have no material liability with respect to “expected postretirement benefit obligations” within the meaning of Statement of Financial Accounting Standards No. 106.
(o)    The Borrower and each Subsidiary have filed all material tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties other than those not yet delinquent and except for those contested in good faith, or provided adequate reserves for payment thereof.
(p)    The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
(q)    The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers and employees, are in compliance with Anti-Corruption Laws, except to the extent the failure to do so would not have a Material Adverse Effect, and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees or any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing is intended to be used for the purpose of violating any Anti-Corruption Law or in violation of applicable Sanctions.
ARTICLE V
COVENANTS OF THE BORROWER
SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:
(a)    Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Significant Subsidiary to preserve and maintain, its corporate existence except as permitted under Section 5.02(b); provided, however, that the Borrower or any Significant Subsidiary shall not be required to preserve the corporate existence of any Significant Subsidiary if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Significant Subsidiary, as the case may be, and that the liquidation thereof is not disadvantageous in any material respect to the Lenders.

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(b)    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, where any failure to comply would have a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith; and maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
(c)    Maintenance of Properties, Etc. Maintain and preserve, and cause each Significant Subsidiary to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect.
(d)    Maintenance of Insurance. Maintain, and cause each Significant Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations (including affiliated companies) for such amounts, covering such risks and with such deductibles as is usually carried by companies of comparable size engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, or maintain a sound self-insurance program for such risks as may be prudently self-insured.
(e)    Reporting Requirements. Furnish to the Administrative Agent (and the Administrative Agent shall promptly furnish copies thereof to the Lenders via IntraLinks or other similar password-protected restricted internet site):
(i)    as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and related consolidated statements of income and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, prepared in accordance with generally accepted accounting principles applicable to interim statements and certified by the treasurer, chief financial officer or corporate controller of the Borrower, provided that financial statements required to be delivered pursuant to this clause (i) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access and the Lenders and the Administrative Agent may rely on such documents to the same extent as if such documents had been delivered to each of them directly;
(ii)    as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Consolidated Subsidiaries, containing consolidated financial statements for such year certified without exception as to scope by

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PricewaterhouseCoopers LLP or other independent registered public accounting firm reasonably acceptable to the Required Lenders, provided that if different components of such consolidated financial statements are separately audited by different independent public accounting firms, then the audit report of any such accounting firm may contain a qualification or exception as to scope of such audit insofar as it is limited to the specified component of such consolidated financial statements, provided, further, that financial statements required to be delivered pursuant to this clause (ii) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access and the Lenders and the Administrative Agent may rely on such documents to the same extent as if such documents had been delivered to each of them directly;
(iii)    concurrently with the financial statements delivered pursuant to clause (ii) above, a certificate of the treasurer, chief financial officer or corporate controller of the Borrower, and concurrently with the financial statements delivered pursuant to clause (i) above, a certificate of the treasurer or corporate controller of the Borrower, stating in each case that a review of the activities of the Borrower and its Consolidated Subsidiaries during the preceding quarter or fiscal year, as the case may be, has been made under his or her supervision to determine whether the Borrower has fulfilled all of its respective obligations under this Agreement and the Notes, and also stating that, to the best of his or her knowledge, (x) no Default has occurred, or (y) if any Default exists, specifying such Default, the nature and status thereof, and the action the Borrower is taking or proposes to take with respect thereto;
(iv)    as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;
(v)    promptly after the filing or receiving thereof each notice that the Borrower or any ERISA Affiliate receives from the PBGC regarding the Insufficiency of any Single Employer Plan for purposes of a distress termination of such Plan under Title IV of ERISA and, to any Lender requesting same, copies of each Form 5500 annual return/report (including Schedule SB thereto) filed with respect to each Plan under ERISA with the Department of Labor; and
(vi)    such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.
SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Required Lenders:

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(a)    Liens, Etc. Create or suffer to exist, or permit any of its Principal Domestic Subsidiaries to create or suffer to exist, any Lien on any Restricted Property, whether now owned or hereafter acquired, without making effective provision (and the Borrower covenants and agrees that it will make or cause to be made effective provision) whereby the Advances shall be directly secured by such Lien equally and ratably with (or prior to) all other indebtedness secured by such Lien as long as such other indebtedness shall be so secured; provided, however, that there shall be excluded from the foregoing restrictions:
(i)    Liens securing Debt not exceeding $100,000,000 which are existing on the date hereof on Restricted Property; and, if any property now owned or leased by Borrower or by a present Principal Domestic Subsidiary at any time hereafter becomes a Principal Domestic Manufacturing Property, any Liens existing on the date hereof on such property securing the Debt now secured or evidenced thereby;
(ii)    Liens on Restricted Property of a Principal Domestic Subsidiary as security for Debt of such Subsidiary to the Borrower or to another Principal Domestic Subsidiary;
(iii)    in the case of any corporation which becomes a Principal Domestic Subsidiary after the date of this Agreement, Liens on Restricted Property of such Principal Domestic Subsidiary which are in existence at the time it becomes a Principal Domestic Subsidiary and which were not incurred in contemplation of its becoming a Principal Domestic Subsidiary;
(iv)    any Lien existing prior to the time of acquisition of any Principal Domestic Manufacturing Property acquired by the Borrower or a Principal Domestic Subsidiary after the date of this Agreement through purchase, merger, consolidation or otherwise;
(v)    any Lien on any Principal Domestic Manufacturing Property (other than a Major Domestic Manufacturing Property) acquired or constructed by the Borrower or a Principal Domestic Subsidiary after the date of this Agreement, which is placed on such Property at the time of or within 180 days after the acquisition thereof or prior to, at the time of or within 180 days after completion of construction thereof to secure all or a portion of the price of such acquisition or construction or funds borrowed to pay all or a portion of the price of such acquisition or construction;
(vi)    extensions, renewals or replacements of any Lien referred to in clause (i), (iii), (iv) or (v) of this subsection (a) to the extent that the principal amount of the Debt secured or evidenced thereby is not increased, provided that the Lien is not extended to any other Restricted Property unless the aggregate value of Restricted Property encumbered by such Lien is not materially greater than the value (as determined at the time of such extension, renewal or replacement) of the Restricted Property originally encumbered by the Lien being extended, renewed or replaced;

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(vii)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, vendors’ and landlords’ liens, and Liens arising out of judgments or awards against the Borrower or any Principal Domestic Subsidiary which are (x) immaterial or (y) with respect to which the Borrower or such Subsidiary at the time shall currently be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;
(viii)    minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, and zoning or other restrictions as to the use of any Principal Domestic Manufacturing Property, which exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Borrower, in the aggregate materially detract from the value of such Principal Domestic Manufacturing Property or materially impair its use in the operation of the business of the Borrower and its Principal Domestic Subsidiaries; and
(ix)    any Lien on Restricted Property not referred to in clauses (i) through (viii) of this subsection (a) if, at the time such Lien is created, incurred, assumed or suffered to be created, incurred or assumed, and after giving effect thereto and to the Debt secured or evidenced thereby, the aggregate amount of all outstanding Debt of the Borrower and its Principal Domestic Subsidiaries secured or evidenced by Liens on Restricted Property which are not referred to in clauses (i) through (viii) of this subsection (a) and which do not equally and ratably secure the Advances shall not exceed 15% of Consolidated Net Tangible Assets.
If at any time the Borrower or any Principal Domestic Subsidiary shall create, incur or assume or suffer to be created, incurred or assumed any Lien on Restricted Property by which the Advances are required to be secured pursuant to the requirements of this subsection (a), the Borrower will promptly deliver to each Lender an opinion, in form and substance reasonably satisfactory to the Required Lenders, of the General Counsel of the Borrower (so long as the General Counsel is able to render an opinion as to the relevant local law) or other counsel reasonably satisfactory to the Required Lenders, to the effect that the Advances have been secured in accordance with such requirements.
(b)    Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Significant Subsidiaries to do so, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or transfer assets to, any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge or consolidate with or into or transfer assets to the Borrower, (iii) the Borrower may merge with or transfer assets to, and any Subsidiary of the Borrower may merge or consolidate with or into or transfer assets to, any other Person, provided that (A) in each case, immediately after giving effect to such proposed transaction, no Default would exist, (B)

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in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation and (C) in the case of any such merger or consolidation of a Borrowing Subsidiary of the Borrower with or into any other Person, the Borrower shall remain the guarantor of such Subsidiary’s obligations hereunder, and (iv) the Borrower may liquidate or dissolve any Subsidiary if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and not materially disadvantageous to the Lenders.
(c)    Use of Proceeds. Use, or permit any of its Subsidiaries to use, any proceeds of any Advance for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or to extend credit to others for such purpose, if, following application of the proceeds of such Advance, more than 25% of the value of the assets of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis, or, during any period in which any Advance made to a Borrowing Subsidiary is outstanding, of such Borrowing Subsidiary only or of such Borrowing Subsidiary and its Subsidiaries on a consolidated basis, which are subject to the restrictions of Section 5.02(a) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender, relating to Debt and within the scope of Section 6.01(d) (without giving effect to any limitation in principal amount contained therein) will be margin stock (as defined in such Regulation U) ; or request any Borrowing, or use, or permit its Subsidiaries and its or their respective directors, officers and employees to use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) in any manner that would result in the violation of Sanctions, for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
ARTICLE VI
EVENTS OF DEFAULT
SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    The Borrower or any Borrowing Subsidiary shall fail to pay when due any principal of any Note or to pay, within five days after the date when due, the interest on any Note, any fees or any other amount payable hereunder or under any Guaranty; or
(b)    Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement or any Guaranty shall prove to have been incorrect in any material respect when made; or
(c)    The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a) (as to the Company), 5.01(e)(iv) or 5.02, or (ii) any other term, covenant or agreement contained in this Agreement (other than those

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referred to in clauses (a) and (b) of this Section 6.01) on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement referred to in this clause (ii) shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
(d)    The Borrower or any of its Significant Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $150,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or
(e)    The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed and unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or
(f)    Any judgment or order for the payment of money in excess of $150,000,000 (calculated after deducting from the sum so payable each amount thereof which will be paid by any insurer that is not an Affiliate of the Borrower to the extent such insurer has confirmed in writing its obligation to pay such amount with respect to such judgment or order) shall be rendered against the Borrower or any of its Significant Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 (or 60, in the case of any foreign judgment or order) consecutive days during which such judgment or order shall remain unsatisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

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(g)    The Borrower or any of its ERISA Affiliates shall have incurred or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability as a result of one or more of the following events which shall have occurred: (i) any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization, insolvency or termination of a Multiemployer Plan and such liability would have a Material Adverse Effect; or
(h)    Any Guaranty or any provision of any Guaranty after delivery thereof pursuant to Section 8.06(b) shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state in writing; or
(i)    At any time prior to December 15, 2011, Colgate-Palmolive International LLC shall fail to pay principal of or premium or interest on any Debt arising under the Amended and Restated Facility Agreement dated as of December 3, 2007 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Facility Agreement”) among Colgate-Palmolive International LLC, as borrower, Citibank International PLC, as agent, the banks parties thereto and Citigroup Global Markets Limited, as coordinator, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the Facility Agreement or any instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Debt and shall continue after the applicable grace period, if any, specified in the Facility Agreement or such instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries which borrows hereunder under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. The Lenders giving any notice hereunder shall give copies thereof to the Administrative Agent, but failure to do so shall not impair the effect of such notice.

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In the event the Borrower assigns to one or more Subsidiaries the right to borrow under this Agreement (as provided in Section 8.06), each reference in this Article VI to the Borrower shall be a reference to each such Subsidiary as well as to the Borrower.
ARTICLE VII
THE ADMINISTRATIVE AGENT
SECTION 7.01. Appointment and Authority. Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except to the extent expressly set forth in Section 7.07, the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 7.02. Rights as a Lender The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 7.03. Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to this Agreement or applicable law, including for the avoidance

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of doubt any action that may be in violation of the automatic stay under any debtor relief law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any debtor relief law; and

(iii)    shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 6.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 7.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 7.05.    Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the

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respective principal amounts of the Advances then owed to each of such Lenders (or if no Advances are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.
SECTION 7.06. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.
SECTION 7.07. Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, so long as no Event of Default has occurred and is continuing, subject to the consent of the Borrower, which approval shall not be unreasonably withheld or delayed, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (v) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, so long as no Event of Default has occurred and is continuing, subject to the consent of the Borrower, which approval shall not be unreasonably

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withheld or delayed, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders with, if applicable, the consent of the Borrower, appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 8.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
SECTION 7.08. Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder.

SECTION 7.09. No Other Duties, etc.. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, syndication agents or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in

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any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Borrower and each of the Lenders adversely affected thereby, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02 (if and to the extent that the Borrowing for which such condition or conditions are waived would result in an increase in the aggregate amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (b) increase the Commitment of such Lender or subject such Lender to any additional obligations, (c) reduce the principal of, or rate of interest on, the Advances or any fees or other amounts payable hereunder to such Lender, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder to such Lender; provided that only the consent of the Required Lenders shall be necessary to amend the provisos set forth in each of Section 2.06(a) and (b) or to waive any obligation of the Borrower to pay any increased interest pursuant to the provisos set forth in Section 2.06(a) or (b), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (f) release the Borrower from its Guaranty or (g) amend Section 8.06(b)(ii) or this Section 8.01; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.
SECTION 8.02. Notices, Etc.Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)    if to the Borrower or any borrowing Subsidiary, to the Borrower at 300 Park Avenue, New York, New York 10022, Attention of Treasurer (Facsimile No. (212) 310-2873; Telephone No.(212) 310- 2096);
(ii)    if to the Administrative Agent, to Citibank at 1615 Brett Road, Building #3, New Castle, Delaware 19720, Attention of Bank Loan Syndications (Facsimile No. (212) 994-0961; Telephone No. (302) 894-6010;
(iii)    if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail

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and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Platform.
(i)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar password-protected, restricted electronic transmission system (the “Platform”).
(ii)    The Platform is provided “as is” and “as available.” The Administrative Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for (i) direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) or (ii) in the absence of gross negligence or willful misconduct, any other damages arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower provides to the

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Administrative Agent pursuant to this Agreement or the transactions contemplated therein which is distributed to the Administrative Agent any Lender by means of electronic communications pursuant to this Section, including through the Platform.
SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 8.04. Costs, Expenses, Etc. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of not more than one counsel for the Administrative Agent, with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).
(b)    The Borrower undertakes and agrees to indemnify and hold harmless the Administrative Agent, Citigroup Global Markets Inc. (the “Arranger”), each Lender and each of their Affiliates and their officers, directors, employees and agents (each, an “Indemnified Party”) against any and all claims, damages, liabilities and expenses (including but not limited to fees and disbursements of counsel) which may be incurred by or asserted against such Indemnified Party, except where the direct result of such Indemnified Party’s own gross negligence or willful misconduct, in connection with or arising out of any investigation, litigation, or proceeding (whether or not any Indemnified Party is a party thereto) relating to or arising out of this Agreement, the Notes or any actual or proposed use of proceeds of Advances hereunder, including but not limited to any acquisition or proposed acquisition by the Borrower or any Subsidiary of all or any portion of the stock or substantially all of the assets of any Person. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Advance or the use of the proceeds thereof.
(c)    If any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a prepayment pursuant to Section 2.10 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall upon demand by any Lender (with a copy of such demand to the Administrative Agent) pay to the Administrative Agent for the account of such Lender any

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amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding in any event loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance. For purposes of this clause (c), the assignment by a Lender of any Eurodollar Advance other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 shall be deemed to be a payment by the Borrower of the principal of such Eurodollar Advance.
(d)    Without prejudice to the survival of any other agreement or obligation of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.12 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.
SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not (in the case of obligations other than principal and interest) such Lender shall have made any demand under this Agreement or such Note and although such obligations (other than principal) may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.
SECTION 8.06. Binding Effect; Assignment by Borrower. (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and (subject to Section 8.07) their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.
(b)    Notwithstanding subsection (a) above, the Borrower shall have the right to assign its rights to borrow hereunder (in whole or in part) to any Subsidiary (a “Borrowing Subsidiary”), provided that (i) such Subsidiary assumes the obligations of the Borrower hereunder relating to the rights so assigned by executing and delivering an assignment and assumption agreement reasonably satisfactory to the Administrative Agent and the Required Lenders, covering notices, places of payment and other mechanical details, (ii) the Borrower guarantees such Subsidiary’s obligations thereunder and under any Notes issued in connection with such assignment and assumption by executing and delivering a Guaranty substantially in the form of Exhibit F hereto (a “Guaranty”), (iii) the Borrower and such Subsidiary furnish (x) the

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Administrative Agent with such other documents and legal opinions as the Administrative Agent or the Required Lenders may reasonably request relating to the existence of such Subsidiary, its power and authority to request Advances hereunder, and the authority of the Borrower to execute and deliver such Guaranty and the legality, validity, binding effect and enforceability of such assignment, assumption and Guaranty and (y) at least five Business Days in advance of such assignment, each Lender such documentation and other information required by governmental authorities under applicable “know your customer” and anti-money laundering rules and regulations, including as required under the Patriot Act. in order and (iv) any such assignment to Borrowing Subsidiary organized under the laws of a jurisdiction outside of the United States of America shall be made only upon 30 days’ prior notice to the Administrative Agent. No such assignment and assumption shall substitute Borrowing Subsidiary for the Borrower or relieve the Borrower named herein (i.e., Colgate-Palmolive Company) of its obligations with respect to the covenants, representations, warranties, Events of Default and other terms and conditions of this Agreement, all of which shall continue to apply to such Borrower and its Subsidiaries.
If the Borrower shall designate as a Borrowing Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender may, with notice to the Administrative Agent and the Borrower, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Borrowing Subsidiary.
Each Borrowing Subsidiary hereby agrees that service of process in any action or proceeding brought in any New York State court or in federal court may be made upon the Borrower at its offices specified in Section 10.1, and such Borrowing Subsidiary hereby irrevocably appoints the Borrower to give any notice of any such service of process, and agrees that the failure of the Borrower to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.
SECTION 8.07. Assignments and Participations. (a) Successors and Assigns Generally. No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.

NYDOCS01/1619389.2

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Advances at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000 and increments of $1,000,000 in excess thereof, unless each of the Administrative Agent and the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within fifteen Business Days after having received notice thereof; and
(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 to be paid by the assignee Lender or assignor Lender, as applicable; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any

NYDOCS01/1619389.2

Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its proportionate share of the Commitments. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.10, 2.12 and 8.04, and continue to have obligations under Section 7.05, in each case with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Advances

NYDOCS01/1619389.2

owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice, and the Administrative Agent shall make available a copy of the Register to the Borrower from time to time upon reasonable request of the Borrower.
(d) No assignee of a Lender shall be entitled to the benefits of Sections 2.10 and 2.12 in relation to circumstances applicable to such assignee immediately following the assignment to it which at such time (if a payment were then due to the assignee on its behalf from the Borrower) would give rise to any greater financial burden on the Borrower under Sections 2.10 and 2.12 than those which it would have been under in the absence of such assignment.
(e)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 7.05 (d) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso of Section 8.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 8.09 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(f)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.10 and 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that is organized under the laws of a jurisdiction outside of the United States shall not be entitled to the benefits of Section 2.12 unless the Borrower is notified of the participation sold

NYDOCS01/1619389.2

to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(f) as though it were a Lender.
(g)    Participation Register. Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in its rights and other obligations under this Agreement (the "Participation Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participation Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103(e) of the United States Treasury Regulations.
(h)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 8.08. Change of Control. (a) Notwithstanding any other provision of this agreement, the Required Lenders may, upon and after the occurrence of a Change of Control, by notice to the Borrower (with a copy to the Administrative Agent) (i) immediately suspend or terminate the obligations of the Lenders to make Advances hereunder and/or (ii) require the Borrower to repay all or any portion of the Advances on the date or dates specified in the notice which shall not be less than 30 days after the giving of the notice.
(b)    For purposes of this Section “Change of Control” shall mean the happening of any of the following events:
(i)    An acquisition, directly or indirectly, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Borrower or (B) the combined voting power of the then outstanding voting securities of the Borrower entitled to vote generally in the election of directors; excluding, however (1) any acquisition by the Borrower, or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Borrower or any corporation controlled by the Borrower; or
(ii)    A change in composition of the Board of Directors of the Borrower (the “Board”) such that the individuals who, as of the date hereof, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 8.08, that any individual who becomes a member of the Board subsequent to the date hereof, whose election, or nomination for election by the Borrower’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the

NYDOCS01/1619389.2

Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board.
SECTION 8.09. Mitigation of Adverse Circumstances. (a) If circumstances arise which would or would upon the giving of notice result in a payment or an increase in the amount of any payment to be made to a Lender by reason of Section 2.02(c), 2.10 or 2.12, or which would result in a Lender being unable to make Eurodollar Rate Advances by reason of Section 2.02(b), then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under any of the such Sections, such Lender shall promptly, upon becoming aware of the same, notify the Borrower thereof and, in consultation with the Borrower, take such reasonable steps as may be open to it to mitigate the effects of such circumstances, including the transfer of its Applicable Lending Office to another jurisdiction; provided that such Lender shall be under no obligation to make any such transfer if in the bona fide opinion of such Lender, such transfer would or would likely have an adverse effect upon its business, operations or financial condition.
(b)    As soon as practicable and in any event within 10 Business Days after notice of the designation under Section 8.06(b) of a Borrowing Subsidiary that is organized under the laws of a jurisdiction outside of the United States of America, any Lender that may not legally lend to such Borrowing Subsidiary (a “Protesting Lender”) shall so notify the Borrower and the Administrative Agent in writing. With respect to each Protesting Lender, the Borrower shall, effective on or before the date that such Borrowing Subsidiary shall have the right to borrow hereunder, either (i) arrange for one or more banks or other entities to take an assignment of all of such Protesting Lender’s interests rights and obligations (including such Protesting Lender’s Commitment, the Advances owing to it and any Notes held by it) pursuant to and in compliance with Section 8.07 or (ii) notify the Administrative Agent and such Protesting Lender that the Commitment of such Protesting Lender shall be terminated, provided, however, that in each case such Protesting Lender shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount equal to the aggregate outstanding principal amount of the Advances owing to such Protesting Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts due and payable to such Protesting Lender under this Agreement. Upon the effective date of the action taken under the immediately preceding sentence, (x) the assignee thereunder shall be a party hereto and, to the extent that interests, rights and obligations hereunder have been assigned to it pursuant to an Assignment and Assumption, have the interests, rights and obligations of a Lender hereunder and (y) the Protesting Lender shall relinquish its interests and rights, be released from its obligations under this Agreement and shall cease to be a party hereto.
SECTION 8.10.    Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 8.11.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page

NYDOCS01/1619389.2

to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 8.12. Jurisdiction, Etc. (a) Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Related Party of the foregoing in any way relating to this Agreement or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any such New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
SECTION 8.13. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or any action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement; (g) with the consent of the Borrower; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

NYDOCS01/1619389.2

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, (i) such information shall be deemed Information to the extent such information includes any forward-looking information or projections or company-specific business or financing strategies and (ii) with respect to any other information, such other information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 8.14. Patriot Act Notification. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of Section 326 of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) and the promulgated regulations thereto (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.
SECTION 8.15. No Fiduciary Duties. The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Issuing Banks, the Lenders or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.
SECTION 8.16. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. dollars with such other currency at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
(b)    The obligation of the Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the

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applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Borrower and each Borrowing Subsidiary agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

NYDOCS01/1619389.2

SECTION 8.17.    Waiver of Jury Trial. To the extent permitted by applicable law, each of the Borrower, the Borrowing Subsidiaries, the Administrative Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Notes or any Guaranty or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
COLGATE-PALMOLIVE COMPANY
By
Name:
Title:
CITIBANK, N.A., as Administrative Agent
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

Banks
CITIBANK, N.A.
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

HSBC BANK USA, NATIONAL ASSOCIATION
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

JPMORGAN CHASE BANK, N.A.
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

BNP PARIBAS
By
Name:
Title:
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

BARCLAYS BANK PLC
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

GOLDMAN SACHS BANK USA
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

MORGAN STANLEY BANK, N.A.
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

WELLS FARGO BANK, NATIONAL ASSOCIATION
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

BANK OF AMERICA, N.A.
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

DEUTSCHE BANK AG NEW YORK BRANCH
By
Name:
Title:
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

THE BANK OF NEW YORK MELLON
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

THE NORTHERN TRUST COMPANY
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

THE ROYAL BANK OF SCOTLAND PLC
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

US BANK NATIONAL ASSOCIATION
By
Name:
Title:

NYDOCS01/1619389.2    Colgate-Palmolive

SCHEDULE I
COLGATE-PALMOLIVE COMPANY
CREDIT AGREEMENT
COMMITMENTS

Name of Bank	Commitment
Citibank, N.A.	$480,000,000
BNP Paribas	$240,000,000
HSBC Bank USA, National Association	$240,000,000
JPMorgan Chase Bank, N.A.	$240,000,000
Wells Fargo Bank, National Association	$240,000,000
Barclays Bank PLC	$125,000,000
Goldman Sachs Bank USA	$125,000,000
Morgan Stanley Bank, N.A.	$125,000,000
US Bank National Association	$125,000,000
Australia and New Zealand Banking Group Limited	$70,000,000
Banco Bilbao Vizcaya Argentaria, S.A., New York Branch	$70,000,000
The Royal Bank of Scotland plc	$70,000,000
Santander Bank, N.A.	$70,000,000
Bank of America, N.A.	$50,000,000
The Bank of New York Mellon	$50,000,000
The Northern Trust Company	$50,000,000
Total of Commitments:	$2,370,000,000

NYDOCS01/1619389.2    Colgate-Palmolive

SCHEDULE 4.01(f)
DISCLOSED LITIGATION
None

NYDOCS01/1619389.2

EXHIBIT A - FORM OF
NOTE
U.S.$                                               Dated:          , 20__
FOR VALUE RECEIVED, the undersigned, COLGATE-PALMOLIVE COMPANY, a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                        (the “Lender”) for the account of its Applicable Lending Office (as defined in the Five Year Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Commitment in figures] or, if less, the aggregate principal amount of each Advance (as defined in the Five Year Credit Agreement referred to below) on the Termination Date (as defined in the Five Year Credit Agreement referred to below) owing to the Lender by the Borrower pursuant to the Five Year Credit Agreement dated as of November 4, 2011, amended and restated as of July 27, 2015 among the Borrower, the Lender and certain other lenders parties thereto and Citibank, N.A., as Administrative Agent for the Lender and such other lenders, (as amended or modified from time to time, the “Five Year Credit Agreement”; the terms defined therein being used herein as therein defined) on the Termination Date.
The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Five Year Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A. as Administrative Agent, at its offices at 1615 Brett Road, Building 3, New Castle, Delaware 19720, in immediately available funds. Each Advance owing to the Lender by the Borrower pursuant to the Five Year Credit Agreement, the date on which it is due, the interest rate thereon and all prepayments made on account of principal thereof shall be recorded by the Lender on its books, and for each Advance outstanding at the time of any transfer hereof, the same information shall be endorsed on the grid attached hereto which is part of this Promissory Note.
This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Five Year Credit Agreement. The Five Year Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
The Borrower hereby waives presentment, demand, protest and notice of any kind under this Promissory Note. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

NYDOCS01/1619389.2

2

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.
COLGATE-PALMOLIVE COMPANY
By
Title:

NYDOCS01/1619389.2

SCHEDULE TO PROMISSORY NOTE DATED __________, 20__
OF COLGATE-PALMOLIVE COMPANY
ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Date Principal Due	Amount of Principal Paid or Prepaid	Rate	Unpaid Principal Balance	Notation Made By

NYDOCS01/1619389.2

EXHIBIT B - FORM OF
NOTICE OF BORROWING

Citibank, N.A., as Administrative Agent
for the Lenders parties
to the Five Year Credit Agreement
referred to below
1615 Brett Road, Building 3
New Castle, Delaware 19720
[Date]
Attention: Bank Loan Syndications
Ladies and Gentlemen:
The undersigned, Colgate-Palmolive Company, refers to the Five Year Credit Agreement, dated as of November 4, 2011, amended and restated as of July 27, 2015 (as amended or otherwise modified through the date hereof, the “Five Year Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Five Year Credit Agreement that the undersigned hereby requests a Borrowing under the Five Year Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Five Year Credit Agreement:
(i)The Business Day of the Proposed Borrowing is            , 20__.
(ii)    The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].
(iii)    The aggregate amount of the Proposed Borrowing is $           .
(iv)    The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is      month[s].
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
(A)the representations and warranties contained in Section 4.01 (other than the last sentence of Section 4.01(e) and other than Section 4.01(f)(i)) of the Five Year Credit Agreement are correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

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(B)    no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.
Very truly yours,
COLGATE-PALMOLIVE COMPANY
By
Title:

NYDOCS01/1619389.2

EXHIBIT C - FORM OF
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        _____________________________

_____________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee: ______________________________

______________________________
[for Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s): Colgate-Palmolive Company

4.	Administrative Agent: Citibank, N.A., as the administrative agent under the Credit Agreement

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5.
Credit Agreement:    The Five Year Credit Agreement dated as of November 4, 2011, amended and restated as of July 27, 2015 among Colgate-Palmolive Company, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

Assignor	Assignee	Aggregate Amount of Commitment/Advances for all Lenders[18]	Amount of Commitment/ Advances Assigned[8]	Percentage Assigned of Commitment/ Advances [19]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.    Trade Date:        ______________]20

[Page break]

________________________
18 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
19 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
20 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:______________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:______________________________
Title:

[Consented to and]23 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By: _________________________________
Title:

[Consented to:]24

[COLGATE-PALMOLIVE COMPANY]

By: ________________________________
Title:
________________________
23 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
24 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

COLGATE-PALMOLIVE COMPANY FIVE YEAR CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(e) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is organized under the laws of a jurisdiction outside of the United States, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

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2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D
FORM OF GUARANTY
GUARANTY, dated           , 20__, made by COLGATE-PALMOLIVE COMPANY, a corporation organized and existing under the laws of Delaware (the “Guarantor”), in favor of Citibank, N.A., as agent (the “Administrative Agent”) for each of the Lenders (the “Lenders”) parties to the Five Year Credit Agreement (as defined below).
PRELIMINARY STATEMENTS.
(1) The Administrative Agent, the Lenders and the Guarantor have entered into a Five Year Credit Agreement dated as of November 4, 2011, amended and restated as of July 27, 2015 (said Agreement, as it may heretofore have been or hereafter be amended or otherwise modified from time to time, being the “Five Year Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined). Pursuant to Section 8.06(b) of the Five Year Credit Agreement and an Assignment and Assumption Agreement dated           , 20__ the Guarantor has assigned to                             , a corporation organized and existing under the laws of                    (the “Assignee”), certain rights under the Five Year Credit Agreement, so that the Assignee may borrow and receive Advances under the Five Year Credit Agreement. The Assignee is a Subsidiary of the Guarantor and engages in business transactions with the Guarantor, and the Guarantor represents that it will derive substantial direct and indirect benefit from all Advances to the Assignee.
(2) It is a condition precedent to the making of such assignment to the Assignee that the Guarantor shall have executed and delivered this Guaranty.
NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to accept such assignment and to make Advances to the Assignee under the Five Year Credit Agreement, the Guarantor hereby agrees as follows:
SECTION 1. Guaranty. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Assignee now or hereafter existing under the Five Year Credit Agreement and under any Notes evidencing Advances to the Assignee (the “Notes”), whether for principal, interest, fees, expenses or otherwise (such obligations being the “Obligations”), and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Administrative Agent and the Lenders in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts which constitute part of the Obligations and would be owed by the Assignee to the Lenders under the Five Year Credit Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Assignee.
SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Five Year Credit Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or

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actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Assignee or whether the Assignee is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
(i)    any lack of validity or enforceability of the Five Year Credit Agreement, the Notes or any other agreement or instrument relating thereto;
(ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Five Year Credit Agreement or the Notes, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Assignee or any of its subsidiaries or otherwise;
(iii)    any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;
(iv)    any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Assignee or any of its subsidiaries;
(v)    any change, restructuring or termination of the corporate structure or existence of the Assignee or any of its subsidiaries or its status as a Subsidiary of the Guarantor; or
(vi)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Assignee or a guarantor.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Assignee or otherwise, all as though such payment had not been made.
SECTION 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, this Guaranty or any circumstance referred to in Section 2, and waives any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Assignee or any other person or entity or any collateral.
SECTION 4. Subrogation. (a) The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full and the Commitments shall have expired or terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the expiration or termination of the Commitments, such amount shall be deemed to have been

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paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Five Year Credit Agreement or to be held by the Administrative Agent as collateral security for any Obligations thereafter existing. If (i) the Guarantor shall make payment to the Administrative Agent of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this Guaranty shall be paid in full and (iii) the Commitments shall have expired or terminated, the Administrative Agent will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor.
(b) The Guarantor agrees that, to the extent that the Assignee makes a payment or payments to the Administrative Agent or any Lender or the Administrative Agent or any Lender receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise required to be repaid to the Assignee, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor shall defend and indemnify the Administrative Agent and each Lender from and against any claim or loss under this Section 4(b) (including reasonable attorneys’ fees and expenses) in the defense of any such action or suit.
SECTION 5. Payments With Respect to Taxes, Etc. Any and all payments made by the Guarantor hereunder shall be subject to and made in accordance with Section 2.12 of the Five Year Credit Agreement as if all such payments were being made by the Borrower.
SECTION 6. Representations and Warranties. The Guarantor hereby represents and warrants as follows:
(a)The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.
(b)    The execution, delivery and performance by the Guarantor of this Guaranty are within the Guarantor’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Guarantor’s charter or by-laws or (ii) applicable law or any material contractual restriction binding on or affecting the Guarantor.
(c)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty.
(d)    This Guaranty is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the same may

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be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, or by general principles of equity.
(e)    The Assignee is a Subsidiary of the Guarantor and is a duly organized, validly existing and in good standing under the laws of           .
(f)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantor of this Guaranty.
(g)    The Assignee is a Subsidiary of the Guarantor and is duly organized, validly existing and in good standing under the laws of           .
(h)    There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.
(i)    The Guarantor has, independently and without reliance upon any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.
SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, (a) limit or release the liability of the Guarantor hereunder, (b) postpone any date fixed for payment hereunder, or (c) change the number of Lenders required to take any action hereunder.
SECTION 8. Addresses for Notices. All notices and other communications provided for hereunder shall be given and effective as provided in Section 8.02 of the Five Year Credit Agreement.
SECTION 9. No Waiver; Remedies. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 10. Right of Set-off. If the Guarantor shall fail to make any payment promptly when due hereunder after notice by the Administrative Agent or any Lender to the Guarantor that the Assignee has failed to pay any Obligation when due, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each Lender

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agrees to notify the Guarantor, the Administrative Agent and each other Lender promptly after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.
SECTION 11. Continuing Guaranty; Assignments Under Five Year Credit Agreement. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and all other amounts payable under this Guaranty and (y) the expiration or termination of the Commitments, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Five Year Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, to the provisions of Section 8.07 of the Five Year Credit Agreement.
SECTION 12. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.
IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
COLGATE-PALMOLIVE COMPANY
By
Title

NYDOCS01/1619389.2

EXHIBIT E
FORM OF
ASSUMPTION AGREEMENT
Dated:________
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022
Attention: Treasurer
Citibank, N.A., as Administrative Agent
1615 Brett Road, Building 3
New Castle, Delaware 19720
Attention:    Bank Loan Syndications
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of November 4, 2011, amended and restated as of July 27, 2015 among Colgate-Palmolive Company (the “Borrower”), the Lenders parties thereto and Citibank, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), for such Lenders.
The undersigned (the “Assuming Lender”) proposes to become an Assuming Lender pursuant to Section [2.14(d)] [2.15(c)] of the Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the Credit Agreement on [applicable Increase Date][specify other date] (the “Effective Date”)and that its Commitment shall as of such date be $__________.
The undersigned (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assumption Agreement and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iii) it is sophisticated with respect to decisions to become a Lender and it is experienced in entering into transactions this type, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(e) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assumption Agreement, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assumption Agreement, and (vi) if it is organized under the laws of a jurisdiction outside of the United States, attached to this Assumption Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the undersigned; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit

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decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
[Pursuant to Section 2.16 of the Credit Agreement, the Assuming Lender requests that the Borrower deliver to the Administrative Agent (to be promptly delivered to the Assuming Lender) Notes payable to the order of the Assuming Lender, dated as of the Effective Date and substantially in the form of Exhibit A to the Credit Agreement.]
The effective date for this Assumption Agreement shall be the Effective Date. Upon delivery of this Assumption Agreement to the Borrower and the Administrative Agent, and satisfaction of all conditions imposed under Section [2.14][2.15] as of the Effective Date, the undersigned shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder. As of the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assumed hereby (including, without limitation, all payments of principal, interest and commitment fees) to the Assuming Lender.
This Assumption Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.
This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,
[NAME OF ASSUMING LENDER]
By________________________
Name:
Title:
Domestic Lending Office
(and address for notices):
[Address]
Eurodollar Lending Office
[NAME OF ASSIGNOR]
By________________________
Name:
Title:
[Address]

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Above Acknowledged and Agreed to:
CITIBANK, N.A., as Administrative Agent
By______________________
Name:
Title:
COLGATE-PALMOLIVE COMPANY
By______________________
Name:
Title: